Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7318
ASHFORD HOSPITALITY CLOSES $19.7 MILLION REFINANCING
OF HILTON EL CONQUISTADOR HOTEL
DALLAS — (January 4, 2010) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the refinancing of its $19.74 million loan secured by the Hilton El Conquistador Hotel and Country Club in Tucson, Arizona on December 29, 2009. The loan was set to mature in June 2011. The new non-recourse financing with MetLife for the same amount bears interest at the greater of 5.5% or LIBOR plus 350 basis points and is interest only for a term of five years. The Company’s average current interest rate on its total indebtedness, giving credit to the interest rate swap and flooridors, is 2.98%. As of September 30, 2009, the Company had $197.9 million of unrestricted cash available.
Monty Bennett, Chief Executive Officer of Ashford, noted, “This financing brings us to a total of $285 million in new loans and/or restructures completed in 2009. Having already eliminated our 2010 non-extendable loan maturities, we continue to proactively address our upcoming 2011 maturities.”
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, second mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Closes $19.7 Million Refinancing

January 4, 2010
funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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